UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 13, 2011

THOMPSON CREEK METALS COMPANY INC.

(Exact name of the registrant as specified in charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33783 (Commission File Number)	98-0583591 (IRS Employer Identification No.)

26 West Dry Creek Circle

Suite 810

Littleton, Colorado 80120

(Address of Principal Executive Offices)

(303) 761-8801

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 13, 2011, Thompson Creek Metals Company Inc. (the “Company”) and the Guarantors (as defined below) entered into a purchase agreement with J.P. Morgan Securities LLC (as representative of the several initial purchasers named therein, collectively, the “Initial Purchasers”) under which the Company agreed to sell to the Initial Purchasers $350 million aggregate principal amount of its 7.375% Senior Notes due 2018 (the “Notes”) in an offering exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 144A and Regulation S under the Securities Act. The closing of the sale of the Notes was subject to customary closing conditions. The Company intends to use the proceeds from the issuance of the Notes to fund development of its Mt. Milligan copper-gold mine and for general working capital.

Closing. On May 20, 2011, the Company completed the sale of the Notes. The Notes are fully and unconditionally guaranteed by the following wholly-owned subsidiaries of the Company: Thompson Creek Metals Company USA, Thompson Creek Mining Co., Thompson Creek Mining Ltd., Langeloth Metallurgical Company LLC, Terrane Metals Corp., Berg General Partner Corp., Berg Metals Limited Partnership, Cyprus Thompson Creek Mining Company, Long Creek Mining Company, Blue Pearl Mining Inc., Thompson Creek Services ULC and Mt. Emmons Moly Company (collectively, the “Guarantors”).

Indenture and Notes. The Notes are governed by an Indenture, dated as of  May 20, 2011, by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The notes are not convertible into equity of the Company.

The Indenture  restricts the Company’s ability and the ability of the Company’s Restricted Subsidiaries (as defined in the Indenture) to incur additional indebtedness, pay dividends or make other distributions or repurchase or redeem capital stock, prepay, redeem or repurchase certain debt, make loans and investments, sell assets, incur liens, enter into transactions with affiliates, enter into arrangements restricting the Company’s subsidiaries’ ability to pay dividends and consolidate, merge, or sell all or substantially all of the Company’s assets, in each case, subject to certain exceptions.

The Notes and related guarantees (the “Guarantees”) are senior unsecured obligations of the Company and the Guarantors, rank senior in right of payment to future subordinated indebtedness of the Company and the Guarantors and rank equally in right of payment with existing and future senior indebtedness of the Company and the Guarantors.

The Notes will bear interest at a rate of 7.375% per year from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for. Interest on the Notes will be payable on June 1 and December 1 of each year, commencing December 1, 2011, to the holders of record at the close of business on the May 15 and November 15 prior to each interest payment date.

The Notes are redeemable at the Company’s option at any time prior to June 1, 2014 at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and a make-whole premium.  The Company may also redeem up to 35% of the original principal amount of the Notes at any time prior to June 1, 2014 with the proceeds of certain equity offerings at a redemption price of 107.375% of the principal amount of the Notes, together with accrued and unpaid interest to, but not including, the date of redemption. The Company may also redeem the Notes at any time on or after June 1, 2014 at the redemption prices specified in the Indenture together with accrued and unpaid interest to, but not including, the date of redemption. Finally, the Company may redeem the Notes at any time upon the occurrence of specified events relating to Canadian tax law, at a redemption price of 100% of the principal amount of the Notes plus accrued and unpaid interest to, but not including, the date of redemption.

Upon the occurrence of specified kinds of changes of control, noteholders will have the right to cause the Company to repurchase some or all of the Notes at 101% of their face amount plus accrued and unpaid interest to, but not including, the date of repurchase.

Exchange Offer, Registration Rights. On May 20, 2011, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC (as representative of the Initial Purchasers) under which the Company and the Guarantors agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to (i) exchange the Notes for registered notes having substantially the same terms as the Notes and evidencing the same indebtedness as the Notes and (ii) to exchange the Guarantees for registered guarantees having substantially the same terms as the original Guarantees. The Registration Rights Agreement requires the Company and the Guarantors to use their reasonable best efforts to cause the exchange to be completed within 270 days after the issuance of the Notes.  The Company and the Guarantors further agreed to file a shelf registration statement for the resale of the Notes and the Guarantees if the exchange offer cannot be effected in the time period mentioned above and in other circumstances described in the Registration Rights Agreement.

Amendment to Credit Agreement. On May 20, 2011, the Company executed a second amendment to its senior secured revolving credit agreement dated December 10, 2010 (the “Credit Agreement”) with the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent for the lenders. The amendment provides for certain changes to the negative covenants in the Credit Agreement to permit the issuance of the Notes as well as to give the Company more flexibility to issue additional debt and make investments and capital expenditures. The amendment also changes the minimum consolidated liquidity test from an on-going covenant that is required to be satisfied at the end of each fiscal quarter to a condition that is only required to be satisfied for 90 days after Company makes additional borrowings or issues additional letters of credit under the Credit Agreement. The amendment also modifies the leverage ratio thresholds that are used to determine the interest rate and fees applicable to the Credit Agreement.

Copies of the Indenture, the Registration Rights Agreement and the second amendment to the Credit Agreement are attached hereto as exhibits 4.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

On May 20, 2011, the Company issued a press release announcing the completion of the sale of the Notes. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1

Indenture, dated May 20, 2011, by and among Thompson Creek Metals Company Inc., as issuer, certain subsidiaries of Thompson Creek Metals Company Inc., as guarantors, and Wells Fargo Bank, National Association, as trustee.

10.1

Registration Rights Agreement, dated May 20, 2011, by and among Thompson Creek Metals Company Inc., as issuer, certain subsidiaries of Thompson Creek Metals Company Inc., as guarantors, and J.P. Morgan Securities LLC as representative of the Initial Purchasers.

10.2

Second Amendment to the Credit Agreement dated May 20, 2011 by and among Thompson Creek Metals Company Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto dated December 10, 2010.

99.1	Press release announcing the closing of the offering of $350 million aggregate principal amount of senior notes due 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

Date: May 20, 2011	By:	/s/ Wendy Cassity
		Name:	Wendy Cassity
		Title:	Vice President, General Counsel and Secretary